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                                  Exhibit 27(l)

                        Opinion and Consent of Nik Godon
      as to Actuarial Matters Pertaining to the Securities Being Registered

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                                 TLIC Letterhead

April 21, 2003

Transamerica Life Insurance Company
4333 Edgewood Road, NE
Cedar Rapids, Iowa 52499

Re:      Separate Account VUL-3
         File Nos. 333-86231/811-9115

Gentlemen:

This opinion is furnished in connection with the registration by Transamerica Life Insurance Company of a flexible premium variable life insurance policy ("Policies") under the Securities Act of 1933. The prospectuses included in the Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 describe the Policies. The Registration Statement was prepared under my direction and I am familiar with the Registration Statement and exhibits thereof.

I hereby consent to reference to my name under the caption "Legal Matters" in the Statements of Additional Information incorporated by reference in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-86231) for the Separate Account VUL-A filed by Transamerica with the Securities and Exchange Commission.

Very truly yours,

/s/ Nik Godon

Nik Godon
Vice President